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                                                                    EXHIBIT 99.5

                                    FORM OF
                         AMENDMENT TO RIGHTS AGREEMENT


          This AMENDMENT, dated as of July 11, 1995, is between FIRST CHICAGO CORPORATION, a Delaware corporation (the "Company"), and BANKERS TRUST COMPANY, a New York banking corporation (the "Rights Agent").

                                    Recitals
                                    --------

          1. The Company and the Rights Agent are parties to a Rights Agreement dated as of November 18, 1988 (the "Rights Agreement").

          2. NBD Bancorp, Inc., a Delaware corporation ("NBD") and the Company have entered into an Agreement and Plan of Merger (the "Merger Agreement") pursuant to which the Company will merge with and into the NBD (the "Merger"), and a related Stock Option Agreement (the "Option Agreement"). The Board of Directors of the Company has approved the Merger Agreement, the Merger and the Option Agreement.

          3. Pursuant to Section 27 of the Rights Agreement, the Board of Directors of the Company has determined that an amendment to the Rights Agreement as set forth herein is necessary and desirable in connection with the foregoing and the Company and the Rights Agent desire to evidence such amendment in writing.

          Accordingly, the parties agree as follows:

          A.  Amendment of Section 1(a).  Section 1(a) of the Rights Agreement
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is amended to add the following sentence at the end thereof:

          "Notwithstanding anything in this Rights Agreement to the contrary, NBD shall not be deemed to be an Acquiring Person solely by virtue of (i) the consummation of the Merger, (ii) the execution of the Merger Agreement and the Option Agreement, or (iii) the consummation of the other transactions contemplated in the Merger Agreement and the Option Agreement."

          B.  Amendment of Section 1(g).  Section 1(g) of the Rights Agreement
              -------------------------
is amended to add the following sentence at the end thereof:

          "Notwithstanding anything in this Rights Agreement to the contrary, a Distribution Date shall not be deemed
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     to have occurred solely as the result of (i) the consummation of the
     Merger, (ii) the execution of the Merger Agreement and the Option Agreement or (iii) the consummation of the other transactions contemplated in the Merger Agreement and the Option Agreement."

          C.  Amendment of Section 1(h).  Section 1(h) of the
              -------------------------
Rights Agreement is amended and restated to read as follows:

          "(h)(i)  `Final Expiration Date' shall have the meaning set forth in
     Section 7 hereof.

          (h)(ii) `Merger' shall have the meaning set forth in the Merger Agreement.

         (h)(iii) `Merger Agreement' shall mean the Agreement and Plan of Merger dated as of July 11, 1995, by and between NBD and the Company, as amended from time to time."

           (h)(v)  `NBD' shall mean NBD Bancorp, Inc., a Delaware corporation.

          (h)(iv) `Option Agreement' shall mean that certain Stock Option Agreement, dated as of July 11, 1995, by and between the Company (as "Issuer") and NBD (as "Grantee"), as amended from time to time."

          D.  Amendment of Section 7(a).  Section 7(a) of the
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Rights Agreement is amended and restated to read as follows:

          "(a) The registered holder of any Right Certificate may exercise the Rights evidenced thereby (except as otherwise provided herein) as a whole or in part at any time after the Distribution Date upon surrender of the Right Certificate, with the form of election to purchase on the reverse side thereof and the certificate contained therein duly executed, to the Rights Agent at the office of the Rights Agent designated for such purpose, together with payment of the Purchase Price for each one one-hundredth of a Preferred Share (or other property as provided herein) as to which the Rights are exercised, at or prior to the earliest of (i) the close of business on December 2, 1998 (the "Final Expiration Date"), (ii) the time at which the Rights are redeemed as provided in Section 23 hereof (the "Redemption Date"), (iii) the time at which such Rights are exchanged as provided in

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          Section 24 hereof, and (iv) the effective time of the Merger."

          E.  Amendment of Section 13.  Section 13 of the Rights Agreement is
              -----------------------
amended to add the following sentence at the end thereof:

          "Notwithstanding anything in this Rights Agreement to the contrary,
     (i) the consummation of the Merger, (ii) the execution of the Merger Agreement or (iii) the consummation of the other transactions contemplated in the Merger Agreement shall not be deemed to be events of the type described in clause (a), (b) or (c) of the first sentence of this Section 13 and shall not cause the Rights to be adjusted or exercisable in accordance with Section 13."

          F.  Effectiveness.  This Amendment shall be deemed effective as of the
              -------------
date first written above, as if executed on such date. Except as amended hereby, the Rights Agreement shall remain in full force and effect and shall be otherwise unaffected hereby.

          G.  Miscellaneous.  This Amendment shall be deemed to be a contract
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made under the laws of the State of Delaware and for all purposes shall be governed by and construed in accordance with the laws of such state applicable to contracts to be made and performed entirely within such state. This Amendment may be executed in any number of counterparts, each of such counterparts shall for all purposes be deemed to be an original, and all such counterparts shall together constitute but one and the same instrument. If any provision, covenant or restriction of this Amendment is held by a court of competent jurisdiction or other authority to be invalid, illegal or unenforceable, the remainder of the terms, provisions, covenants and restrictions of this Amendment shall remain in full force and effect and shall in no way be effected, impaired or invalidated.

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           EXECUTED as of the date set forth above.


Attest:                                     FIRST CHICAGO CORPORATION



- -------------------------                   ----------------------------
Name:                                       Name:
Title:                                      Title:



Attest:                                     BANKERS TRUST COMPANY



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Name:                                       Name:
Title:                                      Title:

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